UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2008

GOLDEN DRAGON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-87992	65-0419601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 S. Dadeland Blvd., Ste 1500, Miami, Florida 33156
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 889-8185

f/k/a DIAMOND POWERSPORTS, INC.
(Former name or former address, if changed since last report)

Copies to:
JPF Securities Law, LLC
17111 Kenton Drive, Ste 100B
Cornelius, NC 28031
(704) 897-8334 Tel
(888) 608-5705 Fax

    This Current Report on Form 8-K is filed by Golden Dragon Holdings, Inc. f/k/a Diamond Powersports, Inc., a Florida corporation (the “Registrant” or the "Company"), in connection with the items set forth below.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

On or about June 20, 2008, the Registrant amended its Articles of Incorporation ("Amended Articles") to reduce the number of authorized common share from 5 billion to 200 million. The Registrant received authorization from its majority shareholder and its Board of Directors. The Amended Articles are hereby attached as Exhibit 3.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    The Registrant currently has 104,134,835 issued and outstanding shares of common stock that trade on the "Pinksheets - Other OTC" quotation market under the symbol "DPWS".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN DRAGON HOLDINGS INC.

Date: June 20, 2008	By:	/s/ Frank Yglesias
Frank Yglesias, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment